UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2017

Kura Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37620	61-1547851
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3033 Science Park Road, Suite 220 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 500-8800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

On November 9, 2017, Kura Oncology, Inc. (the “Company”) entered into an Amendment No. 1 (the “Amendment”) to its Sales Agreement, dated January 27, 2017 (the “Sales Agreement” and, as amended by the Amendment, the “Amended Sales Agreement”), with Cowen and Company, LLC (“Cowen”) under which the Company increased the maximum aggregate offering price of the shares of its common stock, par value $0.0001 per share (the “Common Stock”), that the Company may offer and sell from time to time at its sole discretion through Cowen as its sales agent from $25.0 million to $100.0 million (such additional $75.0 million shares of Common Stock, the “Shares”).

Cowen may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, including without limitation sales made by means of ordinary brokers’ transactions on the Nasdaq Global Select Market or otherwise at market prices prevailing at the time of sale, in block transactions, or as otherwise directed by the Company. Cowen will use commercially reasonable efforts to sell the Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay Cowen a commission of up to 3.0% of the gross sales proceeds of any Shares sold through Cowen under the Amended Sales Agreement, and also has provided Cowen with customary indemnification rights.

The Company is not obligated to make any sales of the Shares under the Amended Sales Agreement. The offering of the Shares pursuant to the Amended Sales Agreement will terminate upon the earlier of (i) the sale of all Shares pursuant to the Amended Sales Agreement or (ii) termination of the Amended Sales Agreement in accordance with its terms.

The foregoing description of the Amended Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Amended Sales Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The issuance and sale of the Shares by the Company under the Amended Sales Agreement, if any, is subject to the effectiveness of the Company’s registration statement on Form S-3 (which registration statement includes a sales agreement prospectus relating to the offer and sale of the Shares), filed with the Securities and Exchange Commission concurrently with this Current Report on Form 8-K on November 9, 2017. The Company cannot make assurances as to if or whether this registration statement will become effective or, if it does become effective, as to the continued effectiveness of the registration statement.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Sales Agreement, dated January 27, 2017, by and between Kura Oncology, Inc. and Cowen and Company, LLC, as amended on November 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2017	KURA ONCOLOGY, INC.

	By:	/s/ Annette North
Annette North Senior Vice President and General Counsel